UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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SunGard Data Systems Inc.

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SunGard	484-582-2000 Tel
680 East Swedesford Road
Wayne, Pennsylvania 19087

April 1, 2004

Dear Fellow Stockholder:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders of SunGard Data Systems Inc., which will be held on Friday, May 14, 2004, beginning at 9:00 a.m., at the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania. The official notice of the meeting, together with a proxy statement and proxy card, is enclosed. Please give this information your careful attention.

Your participation in SunGard’s affairs is important. To assure your representation at the meeting, whether or not you expect to be present, please vote your shares by Internet, telephone or mail as soon as possible. To vote by Internet or telephone at any time, please follow the instructions on the enclosed proxy card. To vote by mail, please mark, date and sign the proxy card and return it in the postage-paid envelope provided.

Your copy of SunGard’s 2003 Annual Report is also enclosed. We appreciate your interest in SunGard.

Sincerely,

Cristóbal Conde

President and

Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY INTERNET, TELEPHONE OR MAIL. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES THAT ARE REGISTERED DIFFERENTLY, PLEASE VOTE ALL OF YOUR SHARES SHOWN ON ALL OF YOUR PROXY CARDS. THANK YOU.

SUNGARD®                                                                         www.sungard.com

SUNGARD DATA SYSTEMS INC.

680 East Swedesford Road

Wayne, Pennsylvania 19087

484-582-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 14, 2004

To Our Stockholders:

The 2004 Annual Meeting of Stockholders of SunGard Data Systems Inc. will be held at 9:00 a.m. local time, on Friday, May 14, 2004, at the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania 19103, for the following purposes:

1.	To elect directors.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of SunGard for its fiscal year ending December 31, 2004.

3.	To act upon other business as may properly come before the meeting.

Only holders of SunGard’s common stock at the close of business on March 15, 2004 are entitled to receive notice of the meeting and to vote at the meeting.

You are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, you are urged to vote your shares by Internet, telephone or mail. To vote by Internet or telephone at any time, please follow the instructions on the enclosed proxy card. To vote by mail, please mark, date and sign the proxy card and return it in the postage-paid envelope provided.

By Order of the Board of Directors,

Leslie S. Brush

Vice President—Legal

and Assistant General Counsel,

Secretary

April 1, 2004

SUNGARD DATA SYSTEMS INC.

680 East Swedesford Road

Wayne, Pennsylvania 19087

484-582-2000

PROXY STATEMENT

GENERAL INFORMATION

We are furnishing this proxy statement and the accompanying proxy card to our stockholders in connection with the solicitation of proxies on behalf of the Board of Directors of SunGard for use in voting at our 2004 Annual Meeting of Stockholders to be held at the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania 19103, on Friday, May 14, 2004, at 9:00 a.m., or at any adjournment or postponement of the meeting. These proxy materials are first being mailed to our stockholders on or about April 1, 2004.

WHO IS ENTITLED TO VOTE?

Stockholders as of the close of business on March 15, 2004, the record date for this solicitation, are entitled to receive notice of and to vote at the 2004 Annual Meeting. On the record date, approximately 289,240,300 shares of our common stock, held by approximately 7,900 stockholders of record, were outstanding and entitled to vote. You may vote all shares you owned as of the record date. You are entitled to one vote per share.

WHAT ARE YOU VOTING ON?

We are asking you to elect nominees to serve on our Board of Directors and to ratify the appointment of our independent auditors for 2004. The Board of Directors is not aware of any other matters to be presented for action at the meeting.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND YOU VOTE ON THE PROPOSALS?

The Board of Directors recommends a vote FOR the election of each of the nominees for director and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2004.

WHAT DOES IT MEAN IF YOU GET MORE THAN ONE PROXY CARD?

If you have shares of our common stock that are registered differently and are in more than one account, you will receive more than one proxy card. Please follow the directions for voting on each of the proxy cards you receive to ensure that all of your shares are voted.

HOW DO YOU VOTE WITHOUT ATTENDING THE ANNUAL MEETING?

If you hold shares in your name as the stockholder of record, then you received this proxy statement and a proxy card from us. If you hold shares in street name through a broker, bank or other nominee, then you received this proxy statement from the nominee, along with the nominee’s form of proxy card which includes voting instructions. In either case, you may vote your shares by Internet, telephone or mail without attending the Annual Meeting. To vote by Internet or telephone 24 hours a day, seven days a week, follow the instructions on the proxy card. To vote by mail, mark, sign and date the proxy card and return it in the postage-paid envelope provided.

If you hold shares in a savings plan, or if you hold shares of a company SunGard acquired which you have not yet exchanged for SunGard shares, you may vote those shares only by mail.

Internet and telephone voting provide the same authority to vote your shares as if you returned your proxy card by mail. In addition, Internet and telephone voting will reduce our proxy-related postage expenses.

HOW DO YOU VOTE IN PERSON AT THE ANNUAL MEETING?

If you hold shares in your name as the stockholder of record, you may vote those shares in person at the meeting by giving us a signed proxy card or ballot before voting is closed. If you want to do that, please bring proof of identification with you. Even if you plan to attend the meeting, we recommend that you vote your shares in advance as described above, so your vote will be counted even if you later decide not to attend.

If you hold shares in street name through a broker, bank or other nominee, you may vote those shares in person at the meeting only if you obtain and bring with you a signed proxy from the necessary nominees giving you the right to vote the shares. To do this, you should contact your nominee.

CAN YOU CHANGE YOUR VOTE?

After you vote your shares, whether by Internet, telephone or mail, you may change your vote at any time before voting is closed at the Annual Meeting. If you hold shares in your name as the stockholder of record, you should write to our Corporate Secretary at our principal offices, 680 East Swedesford Road, Wayne, Pennsylvania 19087, stating that you want to revoke your proxy and that you need another proxy card. If you hold your shares in street name through a broker, bank or other nominee, you should contact the nominee and ask for a new proxy card. Alternatively, you may vote again by Internet or telephone. If you attend the Annual Meeting, you may vote by ballot as described above, which will cancel your previous vote. Your last vote before voting is closed at the Annual Meeting is the vote that will be counted.

WHAT IS A QUORUM?

A quorum of the holders of the outstanding shares of our common stock must be present for the Annual Meeting to be held. A quorum is present if the holders of a majority of the outstanding shares of our common stock entitled to vote are present at the meeting, either in person or represented by proxy. Withheld votes, abstentions and broker non-votes are counted as present for the purpose of determining whether a quorum is present.

WHAT IS THE VOTING REQUIREMENT FOR EACH PROPOSAL?

The director nominees will be elected by a plurality of the votes cast at the Annual Meeting. Approval of proposal two requires the affirmative vote of a majority of the shares present and entitled to vote.

HOW ARE VOTES COUNTED?

For the election of directors, you may vote FOR all of the nominees or you may WITHHOLD your vote for one or more of the nominees. Withheld votes will not count as votes cast for the nominee, but will count for the purpose of determining whether a quorum is present. As a result, if you withhold your vote, it has no effect on the vote on proposal one.

For proposal two, you may vote FOR, AGAINST or ABSTAIN. Abstentions will not count as votes cast on proposal two, but will count for the purpose of determining whether a quorum is present. As a result, if you ABSTAIN, it has the same effect as if you vote AGAINST proposal two.

If you sign your proxy card without indicating your vote, your shares will be voted in accordance with the recommendations of the Board.

A broker non-vote generally occurs when a broker, bank or other nominee holding shares on your behalf does not vote on a proposal because the nominee has not received your voting instructions and lacks discretionary power to vote the shares. Generally, nominees have the discretion to vote for directors and the ratification of the appointment of independent auditors, unless you instruct otherwise. Broker non-votes will not count as votes cast on a proposal, but will count for the purpose of determining whether a quorum is present. As a result, broker non-votes will not affect the outcome of proposal one and will have the same effect as a vote against proposal two.

WHO WILL BEAR THE COST OF THIS SOLICITATION?

We will pay the cost of this solicitation, which will be made primarily by mail. Proxies also may be solicited in person, or by telephone, facsimile or similar means, by our directors, officers or employees without additional compensation. In addition, D. F. King & Co., Inc. will provide solicitation services to us for a fee of approximately $5,500 plus out-of-pocket expenses. We will, on request, reimburse stockholders who are brokers, banks or other nominees for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record.

PROPOSAL ONE

ELECTION OF DIRECTORS

Ten directors are to be elected at the 2004 Annual Meeting to serve for one-year terms until the 2005 Annual Meeting and until their respective successors are elected and qualified. All of the nominees currently are members of our Board of Directors. The Board of Directors knows of no reason why any nominee would be unable to serve as a director. Each nominee has consented to being named in this proxy statement and to serve if elected. If any nominee should for any reason become unable to serve, then all valid proxies will be voted for the election of a substitute nominee designated by the Board of Directors, or the Board may reduce the number of directors to eliminate the vacancy.

The following information about the nominees for election as our directors is based, in part, upon information furnished by the nominees.

NOMINEE AND CURRENT POSITIONS WITH SUNGARD	AGE	PRINCIPAL OCCUPATIONS AND DIRECTORSHIPS OF OTHER PUBLIC COMPANIES
Gregory S. Bentley Director (since 1991) Member, Audit Committee	48	Chief Executive Officer (since 2000), President and Chairman of the Board (since 1995) and Vice President (1991 to 1995), Bentley Systems, Incorporated, Exton, PA (a privately-held, family-controlled company with $260 million in 2003 revenue and the largest global vendor dedicated to software for architecture, engineering and construction); co-founder and Chief Executive Officer (1983 to 1991), Devon Systems International, Inc., which was acquired by SunGard in 1987.

Michael C. Brooks Director (since 1985) Chair, Compensation Committee Member, Executive Committee	59	General Partner (since 2000), Venrock Associates, New York, NY (venture capital firm); General Partner (1985 to 2000), J. H. Whitney & Co., Stamford, CT (venture capital firm).

Cristóbal Conde Director (since 1999) President and Chief Executive Officer Member, Executive Committee	44	President (since 2000), Chief Executive Officer (since 2002), Chief Operating Officer (1999 to 2002) and Executive Vice President (1998 to 1999), SunGard; Chief Executive Officer, SunGard Trading Systems Group (1991 to 1998).

Ramon de Oliveira Director (since 2001) Member, Audit Committee and Nominating and Corporate Governance Committee	49	Managing Partner (since 2001), Logan Pass Partners, LLC, New York, NY (strategic advisory and investment firm); Head of Investment Management & Private Banking (1997 to 2001) and various senior executive positions (1977 to 1997), J.P. Morgan Chase & Co., New York, NY (investment banking firm); Adjunct Professor of Finance (since 2002), Columbia University and New York University.

Henry C. Duques Director (since 2001) Chair, Data Center Oversight Committee Member, Compensation Committee and Nominating and Corporate Governance Committee	60	Former Chairman of the Board (1992 to 2002) and Chief Executive Officer (1992 to 2001), First Data Corporation, Greenwood Village, CO (electronic commerce and payment services company). Director of CheckFree Corporation, First Data Corporation and Unisys Corporation.

NOMINEE AND CURRENT POSITIONS WITH SUNGARD	AGE	PRINCIPAL OCCUPATIONS AND DIRECTORSHIPS OF OTHER PUBLIC COMPANIES
Albert A. Eisenstat Director (since 1991) Member, Compensation Committee and Data Center Oversight Committee	73	Director of public companies and private investor (since 1993); various senior executive positions (1980 to 1993), Apple Computer, Inc., Cupertino, CA (computer and software company). Director of all funds in the American Century Fixed Income Funds and Business Objects, S.A.

Bernard Goldstein Director (since 1994) Chair, Nominating and Corporate Governance Committee Member, Compensation Committee	73	Retired; Director (1997 to 2002) and Managing Director (1979 to 1996), Broadview International LLC, New York, NY (investment banking firm). Director of Allscripts Healthcare Solutions, Inc.

Janet Brutschea Haugen Director (since 2002) Chair, Audit Committee	45	Senior Vice President and Chief Financial Officer (since 2000) and Corporate Controller (1996 to 2000), Unisys Corporation, Blue Bell, PA (information technology services and solutions company). Partner (1993 to 1996), Ernst & Young LLP, Philadelphia, PA (independent accounting and professional services firm).

James L. Mann Director (since 1983) Chairman of the Board Chair, Executive Committee	69	Chairman of the Board (since 1987), Chief Executive Officer (1986 to 2002), President (1986 to 2000) and Chief Operating Officer (1983 to 1985), SunGard. Director of T-Netix, Inc.

Malcolm I. Ruddock Director (since 1983) Member, Audit Committee and Executive Committee	61	Retired; Treasurer (1989 to 2000), Director of Finance (1988 to 1989) and Director of Acquisitions and Divestments (1979 to 1988), Sunoco, Inc., Philadelphia, PA (independent refiner and marketer of energy products).

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors has the following five standing committees: Audit Committee, Compensation Committee, Data Center Oversight Committee, Executive Committee and Nominating and Corporate Governance Committee. During 2003, the Board of Directors held 12 meetings, the Audit Committee held 15 meetings, the Compensation Committee held five meetings, the Data Center Oversight Committee held four meetings, the Executive Committee held no meetings and the Nominating and Corporate Governance Committee held four meetings. During 2003, each director attended 75% or more of the total number of meetings of the Board of Directors and Committees on which he or she served. Meeting attendance averaged 95% among all directors.

We do not maintain a policy requiring directors to attend the annual stockholders’ meeting. Generally, all directors attend our annual meetings of stockholders, and all but one of our directors were in attendance at the 2003 annual meeting of stockholders.

The Board has adopted a charter for each of its Committees and corporate governance guidelines that address the make-up and functioning of the Board. The Board has also adopted a business conduct and compliance program that applies to all of our employees, officers and directors. These materials can all be found on our website at www.sungard.com/investors.

Board Independence.  Since our initial public offering in 1986, the majority of our directors have been independent. The Board has adopted as categorical standards the new independence requirements of the New York Stock Exchange listing standards to assist it in making determinations of independence. Under these standards, a director qualifies as “independent” only if the Board affirmatively determines that the director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). The Board has determined, broadly considering all relevant facts and circumstances, that each of the current directors standing for re-election is “independent” within the meaning of the applicable listing standards of the New York Stock Exchange, except for Mr. Mann, chairman of the board, and Mr. Conde, our president and chief executive officer.

Therefore, the members of each of the Committees, other than Mr. Mann and Mr. Conde as members of the Executive Committee, are “independent” within the meaning of the applicable listing standards of the New York Stock Exchange. The Board has also determined that the Audit Committee members satisfy the additional independence criteria required by rules of the Securities and Exchange Commission.

Audit Committee.  The Audit Committee assists the Board of Directors in overseeing (1) the audit and integrity of our financial statements, (2) the performance of our independent auditors, (3) the adequacy and effectiveness of our accounting, auditing and financial reporting processes, including the performance of our internal audit function, and (4) our compliance with legal and regulatory requirements, including the performance of our compliance function. The duties of the Audit Committee include the selection and appointment of our independent auditors, including evaluation of their qualifications, performance and independence, and oversight of our Business Conduct and Compliance Program. The Board of Directors has determined that all members of the Audit Committee are “independent” and “financially literate” within the meaning of the applicable listing standards of the New York Stock Exchange. The Board has determined that Ms. Haugen qualifies as an “audit committee financial expert” within the meaning of regulations adopted by the Securities and Exchange Commission and has accounting or related financial management expertise as required under the listing standards of the New York Stock Exchange. The Board of Directors has adopted a written charter for the Audit Committee, which is reviewed annually by the Audit Committee. The current Audit Committee Charter (which was last amended on March 26, 2004) is attached as an appendix to this proxy statement.

Compensation Committee.  The Compensation Committee assists the Board of Directors in establishing the compensation policies for cash and equity compensation of our executive officers, and in administering our stock option, purchase and award plans. The duties of the Compensation Committee include evaluating and determining the compensation of the chief executive officer and the chairman of the board, and reviewing and approving the compensation of the other executive officers. The Board has determined that all members of the Compensation Committee are “independent” within the meaning of the applicable listing standards of the New York Stock Exchange.

Data Center Oversight Committee.  The Data Center Oversight Committee assists the Board of Directors in overseeing the audit and integrity of our data centers and other IT infrastructure, including information systems security policies. This includes reviewing and overseeing periodic audits of our data centers by regulatory authorities. The Board has determined that all members of the Data Center Oversight Committee are “independent” within the meaning of the applicable listing standards of the New York Stock Exchange.

Executive Committee.  The Executive Committee assists the Board of Directors in exercising the powers of the Board during the intervals between Board meetings, except those powers that are prohibited by law from being delegated or are otherwise reserved by the Board. Excluding the chairman and the chief executive officer, the Board has determined that the other two members of the Executive Committee are “independent” within the meaning of the applicable listing standards of the New York Stock Exchange.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee assists the Board of Directors in identifying and evaluating potential candidates for director, making recommendations to the Board of Directors for director nominees, determining the compensation of non-employee directors, developing corporate governance principles and overseeing corporate governance matters. The Board has determined that all the members of the Nominating and Corporate Governance Committee are “independent” within the meaning of the applicable listing standards of the New York Stock Exchange.

The Nominating and Corporate Governance Committee will consider director nominee recommendations received from our stockholders, directors and executive officers. In addition, the Nominating and Corporate Governance Committee may engage third party search firms to help identify and facilitate the screening and interview process for director nominees.

Stockholder recommendations for nominees for director must be in writing and addressed to the Chair of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, SunGard Data Systems Inc., 680 East Swedesford Road, Wayne, Pennsylvania 19087 and must be received no later than December 5, 2004. Stockholder recommendations must include the candidate’s biographical data and a signed statement from the recommended individual indicating that he or she consents to being considered as a candidate. All properly submitted stockholder recommendations will be considered by the Committee for the next annual meeting.

In evaluating any director candidate, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers a number of qualifications, including: a candidate’s independence, knowledge, judgment, character, leadership skills, education, experience and financial literacy; a candidate’s experience as a board member or senior officer of a public company; whether a candidate’s skills are complementary to the existing Board members’ skills; and the Board’s needs for industry, operational, management, financial, technological or other expertise. The Nominating and Corporate Governance Committee and both our chairman and chief executive officer, and any other directors who wish to, interview candidates who meet the criteria, and the Committee selects nominees that best suit the Board’s needs.

EXECUTIVE SESSIONS

Our independent directors meet at regularly scheduled executive sessions without management. Mr. Eisenstat has been designated as the presiding independent director and chairs the executive sessions.

COMMUNICATIONS WITH THE BOARD

Stockholders may communicate with the Board by sending their communications to SunGard Data Systems Inc. Board of Directors, c/o Corporate Secretary, SunGard Data Systems Inc., 680 East Swedesford Road, Wayne, Pennsylvania 19087. All stockholder communications received by our

Corporate Secretary will be delivered to the presiding independent director or to the independent directors as a group.

DIRECTOR COMPENSATION

Directors who are our executives do not receive additional compensation for serving on the Board of Directors or Committees.

Each independent director automatically receives an initial five-year restricted stock award when first elected to the Board, and automatically receives additional awards upon reelection as an outside director every fifth year thereafter. Each five-year award is for a number of shares equal to the result of dividing $500,000 by the closing price of our common stock on the date of grant. The shares awarded are subject to transfer restrictions until they vest, at the rate of 20% per year, on the dates of our next five Annual Meetings after the date of grant. If an outside director dies or is permanently disabled, or if a change in control of the company occurs, then all remaining unvested shares immediately vest. If an outside director’s directorship terminates for any other reason, then all remaining unvested shares are forfeited. If Mr. Goldstein is reelected at the 2004 Annual Meeting, he will receive an additional restricted stock award. Based upon the closing price of our common stock on March 15, 2004, which was $26.52, Mr. Goldstein’s new restricted stock award would be for 18,854 shares vesting ratably over five years.

In addition, each independent director (except as noted below) receives (1) an annual fee of $15,000, (2) meeting fees of $2,000 for each quarterly Board meeting, $1,000 for each other Board meeting and $1,000 for each Committee meeting attended, and (3) reimbursement of applicable travel and other expenses. In addition, the chair of the Audit Committee receives additional annual fees of $5,000, and the chairs of the Compensation, Data Center Oversight, and Nominating and Corporate Governance Committees each receives additional annual fees of $2,000. No additional compensation is paid for service on subcommittees. Directors may elect to receive shares of our common stock in lieu of cash compensation.

In acknowledgement of the additional time now being spent by directors on certain Committees, the Board approved increased annual fees for the chairs of the Audit and Compensation Committees and increased meeting fees for the members of the Audit Committee, beginning in May 2004. Specifically, the chairs of the Audit and Compensation Committees will receive annual fees of $15,000 and $5,000, respectively (rather than the previous amounts of $5,000 and $2,000), and the members of the Audit Committee will receive $2,000 for each Audit Committee meeting attended (rather than the previous amount of $1,000).

Until Mr. Goldstein’s current restricted stock award fully vests in May 2004, he has been receiving the following cash compensation under our previous director compensation plan: (1) an annual fee of $6,000, (2) meeting fees of $2,000 for each quarterly Board meeting, $500 for each other Board meeting and $1,000 for each Committee meeting attended, and (3) reimbursement of applicable travel and other expenses.

We have entered into indemnification agreements, in the form approved by the stockholders, with our directors and officers.

AGREEMENT WITH THE CHAIRMAN OF THE BOARD

Mr. Conde was elected chief executive officer in August 2002, succeeding Mr. Mann, who continues to serve as chairman of the board of directors. At that time, we entered into an agreement with Mr. Mann regarding Mr. Mann’s continuing role with us, which was amended in February 2004. The major terms of the agreement are: (1) subject to the Board satisfying its fiduciary duties and other applicable legal standards, Mr. Mann will be nominated for reelection as a director and will be elected as chairman of the board through December 31, 2004, (2) after that date, Mr. Mann’s election as chairman of the board will be at the sole discretion of the Board, (3) we will use our best efforts to retain Mr. Mann as an employee through May 31, 2011 to provide advice and services in the areas of acquisitions, long-term strategy, executive development and other subjects within his knowledge and experience, (4) Mr. Mann will continue to participate in our executive compensation program until December 31, 2004 at levels determined by the Compensation Committee, (5) for so long as Mr. Mann continues to serve as chairman of the board after December 31, 2004, he will receive an annual salary of $500,000, and (6) after Mr. Mann is no longer serving as chairman of the board, his compensation will be as determined by the Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2003 with management and with representatives of PricewaterhouseCoopers LLP, our independent auditors.

Management has the primary responsibility for the financial statements and our accounting, auditing and financial reporting processes. The Audit Committee is not providing any expert or special assurance as to our financial statements. PricewaterhouseCoopers is responsible for expressing an opinion on the conformity of our financial statements with generally accepted accounting principles in the United States. The Audit Committee is not providing any professional certification as to PricewaterhouseCoopers’ work product.

The Audit Committee has discussed with representatives of PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received and reviewed the written disclosures and letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed the independence of PricewaterhouseCoopers with representatives of the firm.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements for the year ended December 31, 2003 be included in our Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Audit Committee:

Janet Brutschea Haugen, Chair

Gregory S. Bentley, Member

Ramon de Oliveira, Member

Malcolm I. Ruddock, Member

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table contains certain information about the beneficial ownership of our common stock as of March 15, 2004 (the record date) by each person who is known by us to beneficially own more than 5% of our common stock, by each of our directors and nominees for director, by each of our executive officers named in the Summary Compensation Table below, and by all of our directors and executive officers (as of December 31, 2003) as a group.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED(1)		PERCENT OF CLASS(2)

Barclays Global Investors(3) 45 Fremont Street, San Francisco, CA 94105	27,633,810		9.6%

Gregory S. Bentley (director)	85,136	(4)(5)	—

Michael C. Brooks (director)	92,908	(4)	—

Cristóbal Conde (director and executive officer)	2,369,202	(6)(7)	—

Ramon de Oliveira (director)	23,474	(4)	—

Henry C. Duques (director)	20,521	(4)	—

Albert A. Eisenstat (director)	105,708	(4)	—

Bernard Goldstein (director)	126,000	(4)(8)	—

Lawrence A. Gross (executive officer)	283,545	(6)	—

Till M. Guldimann (executive officer)	1,099,231	(6)	—

Janet Brutschea Haugen (director)	18,685	(4)	—

James L. Mann (director)	1,453,576	(6)	—

Michael K. Muratore (executive officer)	653,260	(6)	—

Michael J. Ruane (executive officer)	416,988	(6)	—

Malcolm I. Ruddock (director)	37,708	(4)	—

Richard C. Tarbox (executive officer)	295,148	(6)	—

All 20 directors and executive officers as a group	7,931,734	(4)(5)(6)(7)(8)	2.7%

(1)	Includes shares held in the beneficial owner’s name or jointly with others, or in the name of a broker, bank, nominee or trustee for the beneficial owner’s account, including shares held under our Employee Stock Purchase Plan. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each stockholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)	Unless otherwise indicated, the beneficial ownership of any named person does not exceed one percent of the 289,240,300 shares of our common stock outstanding on March 15, 2004 (the record date), adjusted as required by applicable rules.

(3)	Based upon a Schedule 13G filed by the beneficial owner on February 17, 2004.

(4)	Includes the following restricted shares that are subject to transfer restrictions and forfeiture (see DIRECTOR COMPENSATION): Mr. Bentley–21,911; Mr. Brooks–10,624; Mr. de Oliveira–13,038; Mr. Duques–10,596; Mr. Eisenstat–10,624; Mr. Goldstein–8,000; Ms. Haugen–15,796; Mr. Ruddock–10,624; and all directors as a group–101,213.

(5)	Includes 11,200 shares owned by trusts for the benefit of Mr. Bentley’s children, as to which Mr. Bentley disclaims beneficial ownership.

(6)	Includes the following shares which the beneficial owner has the right to acquire within 60 days after the record date by exercising stock options: Mr. Conde–1,903,623; Mr. Gross–217,148; Mr. Guldimann–307,958; Mr. Mann–1,215,000; Mr. Muratore–381,900; Mr. Ruane–267,948; Mr. Tarbox–295,148; and all directors and executive officers as a group–5,280,479.

(7)	Includes 196,513 shares owned by Mr. Conde’s wife, 141,678 shares owned by an irrevocable trust for the benefit of Mr. Conde’s children, and 1,000 shares owned by a non-profit charitable foundation of which Mr. Conde is trustee. Mr. Conde disclaims beneficial ownership of these shares.

(8)	Includes 10,000 shares owned by Mr. Goldstein’s wife, as to which Mr. Goldstein disclaims beneficial ownership.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

Our compensation policies for executive officers, as determined by the Compensation Committee, are to (1) provide competitive compensation packages to retain and attract superior executive talent, (2) link a significant portion of compensation to financial results to reward successful performance, and (3) provide long-term equity compensation to further align the interests of executive officers with those of stockholders and further reward successful performance. The principal components of our executive officer compensation program are base salary, annual cash incentive plans and long-term equity incentive awards.

Cash Compensation.  The primary factor we use to set base salaries and annual cash incentives for our executive officers is an analysis of competitive executive compensation based upon general business compensation surveys as well as more specific compensation surveys of companies of comparable business, size and complexity to SunGard. An independent compensation consultant, whose services are available to the Compensation Committee, assists us with this analysis of competitive compensation. Although many of the companies covered by this analysis are included in the Nasdaq Computer and Data Processing Index (see PERFORMANCE GRAPH), we do not separately analyze the Index companies because compensation data for the Index companies as a group is not readily available to us.

Our policy is to pay executive officers at or somewhat above competitive compensation averages for comparable positions. Compensation levels for individual executive officers, however, may be more or less than competitive averages, depending upon a subjective assessment of individual factors such as the executive’s position, experience, skills, achievements, tenure with SunGard and historical compensation levels. Generally, previously granted stock options and other equity awards are not considered in setting cash compensation levels. During the past two years, as part of the cost controls we implemented during the recent economic slowdown, we have kept salary increases very low, resulting in base salaries for most executive officers being somewhat below the competitive averages for comparable positions.

The performance goals for executive officers’ 2003 annual cash incentive plans were set at the beginning of the year and took into account our overall financial goals for 2003. For all executive officers, the incentive payments depended upon either the rate of increase in our earnings per share over the previous year, or the budgeted operating income of the businesses that report to the officer. For two executive officers, there were additional incentive payments based upon performance goals specific to their functions.

On average, total cash compensation at targeted goals for executive officers increased by 15% in 2003, and incentive payments at targeted goals constituted 56% of total cash compensation. The primary reason for the increase in total cash compensation was the growth of the Company, resulting in its inclusion in a higher revenue bracket in the compensation surveys. Based upon actual 2003 results, all executive officers except one met or exceeded their minimum targeted goals.

Equity Compensation.  We provide equity compensation to our executive officers principally through a long-term incentive award program, under which eligible executives receive a performance accelerated stock option (PASO) each year. PASOs are long-term options under which vesting of shares is subject both to the attainment of financial performance goals and continued long-term employment. Accordingly, the PASO program operates both as a performance-based equity compensation program and as an executive retention program.

Each PASO has a term of ten years, and none of the shares vest until nine and one-half years after the date of grant unless the annual financial performance goals are met. If the annual financial performance goals are partly or fully achieved, then some or all of the PASO shares vest three years after grant if the recipient is still employed by us. For PASOs granted before 2004, if the financial performance goals are exceeded, then the recipient earns additional cash compensation that is paid when the shares vest.

The number of PASO shares granted to each recipient is determined on the basis of an analysis of competitive equity compensation programs, similar to the analysis described above with respect to cash compensation, and is subject to subjective adjustments based upon individual factors. The financial performance goals for each PASO are based upon the year-over-year growth, during the performance period covered by the PASO, in either our earnings per share or in the operating income of the businesses managed by the recipient, with the growth targets for all PASOs, taken together, being consistent with our overall growth objectives. All executive officers participate in our PASO program, excluding Mr. Mann and, beginning in 2001, Mr. Conde. In addition, business unit presidents and other key executives participate in the PASO program.

The Compensation Committee has the authority to approve all grants of stock options and other equity awards and administers our PASO program by approving, among other things, who will participate and the number of option shares that will be subject to each PASO. Outside the scope of the PASO program, ordinary stock options (which usually vest ratably over four years) or other equity compensation also may be awarded from time to time, at the discretion of the Compensation Committee, to executive officers and other key employees when they are hired, are promoted or join us via acquisition, or under other circumstances approved by the Compensation Committee in accordance with our equity incentive plans.

In evaluating the share levels for our PASO program, ordinary options and other equity awards, the Compensation Committee takes into account our total “overhang,” which equals (a) the number of shares of common stock subject to outstanding stock options and awards plus the number of shares of common stock available for future stock options and awards, divided by (b) the number of total outstanding shares of common stock plus the number of shares of common stock described in clause (a), expressed as a percentage. As of December 31, 2003, our total overhang was 14.7%, of which 12% was represented by shares under outstanding stock options and 2.7% was represented by shares available for future stock options.

Chief Executive Officer’s Compensation.  Mr. Conde’s annual base salary for 2003 was $825,000, up $125,000 or 18% over the 2002 transition base salary paid to Mr. Conde after he was elected CEO in August 2002. Mr. Conde’s 2003 base salary was brought more in line with competitive compensation levels for CEO positions of comparable companies, based upon the survey methodology described above. Mr. Conde’s 2003 cash incentive depended solely upon the rate of increase in our earnings per share. If our 2003 earnings per share had increased by 9.6% (to $1.26), then Mr. Conde’s 2003 incentive payment would have been $699,000, yielding total cash compensation at approximately the 60th percentile of competitive compensation levels based upon our analysis. If our 2003 earnings per share had increased by 13% (to $1.31), then Mr. Conde’s 2003 incentive payment would have been $1,263,452, yielding total cash compensation at approximately the 85th percentile of competitive compensation levels based upon our analysis. Our actual 2003 diluted earnings per share (before merger costs and related items) grew 10% (to $1.27), yielding an incentive payment to Mr. Conde of $811,928.

After considering an analysis of competitive equity compensation for the chief executive officer position, as well as Mr. Conde’s performance at and tenure with SunGard, the Compensation Committee, in February 2003, approved the grant to Mr. Conde of stock options to purchase 350,000 shares of our common stock, at an exercise price equal to the market value on the date of grant, vesting ratably over four years.

Deductibility of Certain Compensation.  Section 162(m) of the Internal Revenue Code denies a deduction for certain compensation exceeding $1,000,000 paid to the chief executive officer and the other highest paid executive officers named in the Summary Compensation Table excluding (among other things) certain performance-based compensation. The Compensation Committee has attempted to structure performance-based awards to executive officers under equity plans in a manner that satisfies Section 162(m). The Compensation Committee also intends to consider whether it is in our best interest to structure cash incentive payments to be deductible under Section 162(m). Notwithstanding our efforts in this area, no assurance can be given that compensation intended to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Compensation Committee:

Michael C. Brooks, Chair

Henry C. Duques, Member

Albert A. Eisenstat, Member

Bernard Goldstein, Member

SUMMARY COMPENSATION TABLE

The following table contains certain information about compensation earned during the last three fiscal years by our chief executive officer and the six other executive officers who were the most highly compensated during 2003. Our fiscal year is the calendar year.

		ANNUAL COMPENSATION			LONG-TERM COMPENSATION
					AWARDS(2)	PAYOUTS(3)
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	OTHER ANNUAL COMPENSATION($)(1)	SECURITIES UNDERLYING OPTIONS/SARS(#)	LONG-TERM INCENTIVE PLANS($)	ALL OTHER COMPENSA- TION($)(4)
Cristóbal Conde	2003	825,000	811,928	9,091	350,000	—	8,000
Director, President and	2002	631,000	1,158,567	8,712	350,000	—	8,000
Chief Executive Officer	2001	553,000	322,263	9,104	500,000	—	6,800

Lawrence A. Gross	2003	374,000	286,381	9,861	110,625	—	8,000
Senior Vice President-Legal	2002	365,000	455,100	9,936	68,750	—	8,000
and General Counsel	2001	332,000	343,755	10,411	88,600	—	6,800

Till M. Guldimann	2003	374,000	286,381	—	85,625	—	8,000
Vice Chairman	2002	365,000	455,100	—	68,750	—	8,000
	2001	300,000	138,750	—	88,600	—	6,800

James L. Mann	2003	619,000	596,519	1,894	—	—	8,000
Chairman of the Board	2002	706,000	1,274,033	2,115	250,000	—	8,000
	2001	737,000	429,750	2,355	200,000	—	6,800

Michael K. Muratore	2003	500,000	1,108,708	6,000	146,375	2,024,252	8,000
Executive Vice President	2002	442,000	2,079,788	6,000	215,125	1,158,628	8,000
	2001	347,000	352,114	6,000	143,000	378,763	6,800

Michael J. Ruane	2003	374,000	286,381	8,806	110,625	—	8,000
Senior Vice President-Finance	2002	365,000	455,100	8,527	68,750	—	8,000
and Chief Financial Officer	2001	332,000	193,755	8,619	88,600	—	6,800

Richard C. Tarbox	2003	374,000	513,853	10,087	110,625	—	8,000
Senior Vice President-	2002	365,000	535,971	10,164	68,750	—	8,000
Corporate Development	2001	332,000	519,402	8,152	88,600	—	6,800

(1)	Consists of amounts reimbursed in connection with the payment of taxes. The cost of perquisites is not disclosed for any executive officer named in the table because the disclosure threshold (the lower of $50,000 or 10% of salary plus bonus) was not reached.

(2)

Of the 2003 options reflected in the table, 488,875 shares are PASOs and 425,000 shares are ordinary non-PASO stock options that vest ratably over four years (see REPORT OF THE COMPENSATION COMMITTEE and OPTION GRANT TABLE). Of the 2002 options reflected in the table, 390,125 shares are PASOs and 700,000 shares are ordinary non-PASO stock options that vest ratably over four years. Of the 2001 options reflected in the table, 497,400 shares are PASOs and 700,000 shares are ordinary non-PASO stock options that vest ratably over four or five years. Upon termination of employment, only vested stock option shares may be exercised. With respect to ordinary options, upon a change in control of SunGard, all unvested stock options vest six months later or upon an earlier involuntary termination of employment without cause. With respect to PASOs, upon a change in control of SunGard during the financial performance period, a prorated percentage of the unvested PASOs vest six months later or upon an earlier involuntary termination of employment without cause. Upon a change in control after the end of the financial performance period, any shares that were already subject to accelerated vesting would vest no later than six months after the change in control or upon an earlier involuntary termination of employment without cause. Otherwise, there is no acceleration of vesting of PASO shares.

(3)	The 2003, 2002 and 2001 payouts are cash payments made under PASOs granted in 2001, 2000 and 1999, respectively, and were earned as the result of exceeding performance goals for the three-year performance periods of 2001 through 2003, 2000 through 2002 and 1999 through 2001, respectively.

(4)	Consists of contributions made by us to a defined contribution retirement plan.

OPTION GRANT TABLE

The following table contains, for each of our executive officers named in the Summary Compensation Table, (1) the number of shares of our common stock underlying options granted during 2003, (2) the percentage that those options represent of total options granted to employees during 2003, (3) the exercise price per share, which equals the market value on the date of grant, (4) the expiration date, and (5) the potential realizable value, assuming 5% and 10% annual rates of appreciation (compounded annually) in the market value of our common stock throughout the option term.

	INDIVIDUAL GRANTS					POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM(1)
NAME	NUMBER OF SECURITIES UNDERLYING OPTIONS GRANTED(2)	% OF TOTAL OPTIONS GRANTED TO EMPLOYEES IN FISCAL YEAR		EXERCISE OR BASE PRICE ($/SH)	EXPIRATION DATE	5% ($)	10% ($)

Cristóbal Conde	350,000	4.7%		19.35	03/03/13	4,259,189	10,793,621

Lawrence A. Gross	25,000 85,625	0.3 1.2	% %	19.35 19.35	02/26/13 03/03/13	304,228 1,041,980	770,973 2,640,582

Till M. Guldimann	85,625	1.2%		19.35	03/03/13	1,041,980	2,640,582

James L. Mann	—	—		—	—	—	—

Michael K. Muratore	146,375	2.0%		19.35	03/03/13	1,781,254	4,514,046

Michael J. Ruane	25,000 85,625	0.3 1.2	% %	19.35 19.35	02/26/13 03/03/13	304,228 1,041,980	770,973 2,640,582

Richard C. Tarbox	25,000 85,625	0.3 1.2	% %	19.35 19.35	02/26/13 03/03/13	304,228 1,041,980	770,973 2,640,582

(1)	The actual value, if any, which an option holder may realize will depend upon the amount by which the actual market value on the date of exercise exceeds the exercise price and also on the option holder’s continued employment through the vesting period. The actual value to be realized by the option holder may be more or less than the potential realizable values stated in this table.

(2)	The option grants listed in the table for 85,625 shares for each of Messrs. Gross, Guldimann, Ruane and Tarbox and the option grant listed in the table for 146,375 shares for Mr. Muratore are PASOs (see REPORT OF THE COMPENSATION COMMITTEE). These PASOs will not vest until August 26, 2012, except that vesting may accelerate in part or in full on December 31, 2005 to the extent that stated financial performance goals are satisfied for the one-year performance period of 2003. All other options are ordinary non-PASO options that are exercisable and vest over four years in equal annual increments beginning one year after the date of grant.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

The following table contains, for each of our executive officers named in the Summary Compensation Table, (1) the number of shares of our common stock acquired upon the exercise of options during 2003, (2) the value realized as a result of those exercises (based upon the closing price on the date of exercise for option shares that were exercised and held, or the actual sale price for option shares that were simultaneously exercised and sold, less the option exercise price), (3) the number of shares of our common stock underlying unexercised options held on December 31, 2003, and (4) the value of in-the-money options held on December 31, 2003, based upon the closing price on December 31, 2003, which was $27.71 per share of common stock.

NAME	SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ($)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS AT YEAR-END (#)		VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT YEAR-END ($)
			EXERCISABLE	UNEXERCISABLE	EXERCISABLE	UNEXERCISABLE

Cristóbal Conde	9,000	187,953	1,656,124	1,301,360	19,105,388	8,104,892

Lawrence A. Gross	—	—	200,898	368,477	2,553,270	1,859,735

Till M. Guldimann	105,666	2,863,020	307,958	305,349	6,229,239	1,697,396

James L. Mann	—	—	1,352,500	447,500	22,065,525	1,408,600

Michael K. Muratore	—	—	342,900	529,500	3,147,135	1,587,423

Michael J. Ruane	—	—	283,298	370,477	4,234,122	1,883,593

Richard C. Tarbox	—	—	280,898	366,477	4,141,430	1,835,878

EQUITY COMPENSATION PLAN INFORMATION

The following table contains certain information as of December 31, 2003 with respect to compensation plans under which our common stock is authorized for issuance.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (C)

Equity compensation plans approved by security holders(1)	40,034,079	$22.10	14,247,619(2)

Equity compensation plans not approved by security holders	—	—	40,854(3)

Total	40,034,079	$22.10	14,288,473

(1)	We have assumed options issued by several companies that we acquired. Of these assumed options, an aggregate of 666,612 shares at a weighted-average exercise price of $7.44 per share were outstanding as of December 31, 2003. These options are not included in the table.

(2)	Includes 9,159,227 shares available for issuance under our Equity Incentive Plans, 38,202 shares available for issuance under our Restricted Stock Award Plan for Outside Directors and 5,050,190 shares available for issuance under our 2000 Employee Stock Purchase Plan. The number of shares available for issuance under our 1998 Equity Incentive Plan increases each January 1 by the number of option shares exercised during the previous year under all of our equity plans, with a maximum annual increase of 2% of our outstanding shares as of the end of the previous year. Under this provision, 3,593,577 shares became available for issuance under the 1998 Equity Incentive Plan on January 1, 2004. These additional shares are not included in the table.

(3)	Reflects shares available under our plan that permits outside directors to elect to receive shares of our common stock in lieu of cash compensation. Unless an outside director elects in writing to receive shares in lieu of cash compensation, all fees are paid in cash. If an outside director elects to receive shares in lieu of cash compensation, then the shares are issued on a quarterly basis based upon the closing price of our common stock on the date of each quarterly board meeting.

CERTAIN TRANSACTIONS WITH MANAGEMENT

Mr. Mann, chairman of the board of directors owns Hawk Flight, Inc. and Steamboat Rentals, Inc., which operate charter aircraft businesses. The services of these companies are used for business travel by our executives, including Mr. Mann at arms-length terms approved by the disinterested members of the Board of Directors. During 2003, we paid approximately $130,000 to these companies in total for business travel by our executives. See also AGREEMENT WITH THE CHAIRMAN OF THE BOARD under PROPOSAL ONE.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Brooks, Eisenstat and Goldstein have served on the Compensation Committee since 1994, and Mr. Duques has served on the Compensation Committee since 2002. No person who served as a member of our Compensation Committee during 2003 was a current or former officer or employee of ours. During 2003, we had no compensation committee “interlocks”—meaning that it was not the case that an executive officer of ours served as a director or member of the compensation committee of another entity and an executive officer of the other entity served as a director or member of our Compensation Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and anyone who owns more than ten percent of our common stock, to file reports about their beneficial ownership of our common stock and other equity securities. Based solely upon a review of the copies of these reports furnished by our directors, officers and greater than ten percent stockholders during and for 2003, and based upon their written representations that they were not required to file any other reports for 2003, we believe that our directors, officers and greater than ten percent stockholders timely filed all reports required to be filed under Section 16(a) for 2003, except as follows. As a result of an oversight by the company, Mr. Bentley inadvertently failed to timely file one report relating to the grant of his 2003 restricted stock award, in which case the report was filed within two weeks after grant.

PERFORMANCE GRAPH

The following graph shows a comparison of the five-year cumulative total return for our common stock, the S&P 500 Index and the Nasdaq Computer & Data Processing Index, assuming an investment of $100 in each on December 31, 1998. The data points used for the performance graph are listed in the chart below.

PERFORMANCE GRAPH DATA POINTS	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

SunGard Data Systems Inc. Common Stock	100	60	119	146	119	140

S&P 500 Index(1)	100	121	110	97	76	97

Nasdaq Computer & Data Processing Index(1)	100	220	101	82	56	74

(1)	Source: Research Data Group, Inc.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as our independent auditors for 2003 and has further directed that management submit the appointment of independent auditors for ratification by the stockholders at the 2004 Annual Meeting. Stockholder ratification of the appointment of PricewaterhouseCoopers as our independent auditors is not required by applicable law, or by our bylaws or other governing documents. However, the Audit Committee of the Board is submitting the appointment of PricewaterhouseCoopers to the stockholders as a matter of good corporate governance practice.

PricewaterhouseCoopers has acted as our independent auditors since its inception in 1983. PricewaterhouseCoopers’ services for 2003 included the audit of our annual consolidated financial statements, reviews of our interim financial statements, reviews of certain of our income tax returns, statutory audits of certain of our foreign subsidiaries, audits of certain of our broker/dealer subsidiaries, audits or reviews of many of our data processing and business continuity centers, and consultation on various accounting, tax, securities and other matters.

A representative of PricewaterhouseCoopers is expected to be present at the 2004 Annual Meeting, to have the opportunity to make a statement if he or she desires to do so, and to be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2004 Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers. If our stockholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain the firm.

AUDITORS’ FEES

The following table shows the fees for professional audit services rendered by PricewaterhouseCoopers for the audit of our annual financial statements and review of our interim financial statements for 2002 and 2003, and fees for other services rendered by PricewaterhouseCoopers for 2002 and 2003.

Fees	2002	2003

Audit fees (1)	$1,823,000	$2,802,000

Audit-related fees (2)	$759,000	$505,000

Tax fees (3)	$913,000	$549,000

All other fees (4)	$1,379,000	$573,000

Total Fees	$4,874,000	$4,429,000

(1)	In 2002, consists of services rendered in connection with the audit of our annual financial statements ($961,000) and certain broker-dealer audits and statutory audits ($862,000). In 2003, consists of services rendered in connection with the audit of our annual financial statements ($1,152,000) and certain broker-dealer audits and statutory audits ($1,650,000).

(2)	In 2002, consists of acquisition-related accounting services ($730,000), savings plan audits ($20,000) and advice and research in connection with technical accounting issues ($9,000). In 2003, consists of acquisition-related accounting services ($440,000), savings plan audits ($25,000) and advice in connection with internal controls documentation and testing required by the Sarbanes-Oxley Act of 2002 ($40,000).

(3)	Consists of worldwide tax services.

(4)	In 2002, consists of SAS 70 data center audit fees ($1,024,000) and consulting services primarily for implementation of an upgrade in the financial processing and reporting system of one of our business units ($355,000, completed in the first quarter of 2002). In 2003, consists solely of SAS 70 data center audit fees.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted policies and procedures for the pre-approval of services provided by the independent auditors. The policies and procedures provide that management and the independent auditors jointly submit to the Audit Committee a schedule of audit and non-audit services for approval as part of the annual plan for each year. In addition, the policies and procedures provide that the Audit Committee may also pre-approve particular services not in the annual plan on a case-by-case basis. For each proposed service, management must provide a detailed description of the service and the projected fees and costs (or a range of such fees and costs) for the service. The policies and procedures require management and the independent auditors to provide quarterly updates to the Audit Committee regarding services rendered to date and services yet to be performed.

The Audit Committee may delegate pre-approval authority for audit and non-audit services to one or more of its members, who can pre-approve services up to a maximum fee of $50,000. Any service pre-approved by a delegee must be reported to the Audit Committee at the next scheduled quarterly meeting. The Audit Committee has delegated such authority to Ms. Haugen, its chair, and, if Ms. Haugen is unavailable, to Mr. Ruddock.

STOCKHOLDER PROPOSALS

If you intend to present a proposal at our 2005 Annual Meeting, you must submit it to us by December 5, 2004 to receive consideration for inclusion in our 2005 proxy materials. If you intend to present a proposal at our 2005 Annual Meeting that is not to be included in our 2005 proxy materials, you should send the proposal to us in writing by February 18, 2005. If we do not receive the proposal by that date, then our management will have discretionary authority to vote all shares for which we have proxies in opposition to the proposal. If you intend to submit director nominations for our 2005 Annual Meeting, you must do this by the close of business on the thirtieth day before the date of the meeting. Late nominations cannot be considered. Also, you should review our bylaws, which contain additional requirements with respect to director nominations by stockholders.

OTHER MATTERS

OTHER BUSINESS AT 2004 ANNUAL MEETING

We currently know of no other business that will be presented for consideration at the 2004 Annual Meeting. Nevertheless, the enclosed proxy confers discretionary authority to vote with respect to matters described in Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, including matters that the Board of Directors does not know, a reasonable time before proxy solicitation, are to be presented at the meeting. If any of these matters are presented at the meeting, then the proxy agents named in the enclosed proxy card will vote in accordance with their judgment.

DELIVERY OF THIS PROXY STATEMENT

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (such as brokers) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, known as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a number of brokers with customers who are our stockholders will be “householding” our proxy materials unless contrary instructions have been received from the customers. We will promptly deliver, upon oral or written request, a separate copy of the proxy statement and annual report to any stockholder sharing an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations at SunGard Data Systems Inc., 680 East Swedesford Road, Wayne, PA 19087, or by telephone at 484-582-5500.

Once a stockholder has received notice from his or her broker that the broker will be “householding” communications to the stockholder’s address, “householding” will continue until the stockholder is notified otherwise or until the stockholder revokes his or her consent. If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive separate copies of the proxy statement and annual report, the stockholder should so notify his or her broker. Any stockholder who currently receives multiple copies of the proxy statement and annual report at his or her address and would like to request “householding” of communications should contact his or her broker or, if shares are registered in the stockholder’s name, our Investor Relations at the address or telephone number provided above.

EACH PERSON SOLICITED BY THIS PROXY STATEMENT MAY OBTAIN, WITHOUT CHARGE, A COPY OF SUNGARD’S ANNUAL REPORT ON FORM 10-K FOR 2003, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY SENDING A WRITTEN REQUEST TO SUNGARD DATA SYSTEMS INC., 680 EAST SWEDESFORD ROAD, WAYNE, PA 19087, ATTENTION: INVESTOR RELATIONS.

PORTIONS CONSIDERED NOT FILED

You should be aware that under Securities and Exchange Commission rules, the COMPENSATION COMMITTEE REPORT, AUDIT COMMITTEE REPORT AND PERFORMANCE GRAPH are not considered “filed” with the Securities and Exchange Commission and are not incorporated by reference in any past or future filing by SunGard under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.

By Order of the Board of Directors,

Leslie S. Brush

Vice President-Legal and Assistant General Counsel,

Secretary

April 1, 2004

Wayne, Pennsylvania

APPENDIX

Charter of the Audit Committee of the Board of Directors

I.    PURPOSE

The purpose of the Committee is to assist the Board of Directors in overseeing the audit and integrity of the Company’s financial statements; the qualifications, independence and performance of the Company’s independent auditor; the adequacy and effectiveness of the Company’s accounting, auditing and financial reporting processes (including the performance of its internal audit function); and the Company’s compliance with legal and regulatory requirements.

The Committee shall also prepare an audit committee report as required by the Securities and Exchange Commission (SEC) to be included in the Company’s annual proxy statement.

Although the Committee has the authority and responsibilities set forth in this charter, the primary role of the Committee is oversight. It is not the duty of the Committee to conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable laws, rules and regulations, or to otherwise assure the Company’s compliance with applicable laws, rules and regulations. These are the respective responsibilities of management and the independent auditor.

II.    AUTHORITY

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention. The Committee may request any officer or employee of the Company or the Company’s independent auditor to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee.

The Committee shall have the sole authority to retain and terminate independent legal, accounting and other advisors as it determines necessary to carry out its duties.

The Committee may form and delegate authority to subcommittees consisting of one or more members to (a) grant pre-approvals of auditing services and non-audit services to be provided to the Company by the independent auditor or (b) to perform other duties (subject to Board approval) as appropriate.

III.    MEMBERSHIP REQUIREMENTS

The Committee shall be comprised of three or more members of the Board, as determined by the Board. Each member shall be independent and financially literate, as such qualifications are interpreted by the Board consistent with the requirements of the New York Stock Exchange. To the extent practicable, at least one member of the Committee shall be an audit committee financial expert, as such qualification is interpreted by the Board consistent with the disclosure requirements of the Securities and Exchange Commission. No Committee member shall simultaneously serve on the audit committees of more than two other public companies without the approval of the majority of the Board of Directors.

IV.    STRUCTURE AND PROCESSES

1.    Appointment and Removal of Members and Chairperson.  Committee members shall be appointed by the Board at its annual organizational meeting, upon recommendation of the Nominating and Corporate Governance Committee; members shall serve until their successors are duly appointed and qualified or until a member’s earlier resignation or removal. The Board may remove members of the Committee upon recommendation of the Nominating and Corporate Governance Committee. The Committee’s chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the persons then serving as members of the Committee.

2.    Meetings.  The Committee may hold regular meetings on such days and at such times as it shall determine. Other meetings of the Committee shall be held at the request of the Chairperson of the Committee or any two other Committee members. The Committee shall meet at least four times annually. Minutes of the meetings of the Committee shall be regularly kept by the Secretary or a person appointed by the Committee to do so.

The Committee shall meet periodically in separate sessions with management, the internal financial auditors and the independent auditor to discuss any matters that the Committee (or any of these groups or persons) believes should be discussed privately.

3.    Rules and Guidelines.  The Committee may adopt rules and guidelines for its meetings and other activities.

V.    DUTIES AND RESPONSIBILITIES

The Committee shall have the following duties and responsibilities:

1.    Financial Statements.

(a) Review and discuss with management and the independent auditor, prior to filing, financial statements and related information contained in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” As part of this review, the Committee shall review (i) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements.

(b) Review and discuss with management and, as appropriate, the independent auditor the type and presentation of financial information to be included in quarterly and annual earnings releases prior to issuance, as well as financial information and earnings guidance provided to analysts and rating agencies.

(c) Recommend to the Board of Directors, if appropriate, that the Company’s annual audited financial statements be included in the Company’s Annual Report on Form 10-K.

(d) Prepare the report of the Committee required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

2.    Independent Auditor.

(a) Select, appoint, retain, and, if appropriate, replace the independent auditor (or nominate the independent auditor to be proposed for stockholder approval in any proxy statement), who is ultimately accountable to the Committee and will report directly to the Committee.

(b) Review and approve, in advance, all audit and non-audit services to be performed by the independent auditor and the related fees and compensation for such services. The Committee may establish pre-approval policies and procedures for such services that comply with applicable laws, rules and regulations.

(c) Evaluate the qualifications of the independent auditor. At least annually, obtain and review a report from the independent auditor describing (i) the independent auditor’s internal quality control procedures; and (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor, or by any inquiry or investigation within the preceding five years by governmental or professional authorities with respect to an independent audit carried out by the independent auditor, and any steps taken to deal with such issues.

(d) Oversee and evaluate the performance of the independent auditor, including the lead partner of the independent auditor.

(e) Ensure that the independent auditor annually submits to the Committee a written statement required by Independent Standards Board Standard No. 1 and other reports delineating all relationships between the independent auditor and the Company, and all relationships and services that may impact the objectivity and independence of the independent auditor; discuss with the independent auditor any disclosed relationships or services that may impact its objectivity or independence; and take appropriate action to satisfy itself as to the independence of the independent auditor, including the regular rotation of the lead audit partner where required by law. In order to assure continuing auditor independence, the Committee shall consider whether there should be regular rotation of the audit firm.

(f) Establish a clear policy for the Company’s hiring of employees or former employees of the independent auditor.

(g) Report the Committee’s conclusions with respect to the qualification, performance and independence of the independent auditor to the Board of Directors.

3.    Accounting, Auditing and Financial Reporting Processes.

(a) In consultation with management and the independent auditor, oversee the Company’s external auditing and financial reporting processes, including systems and controls; and in consultation with management, the head of internal audit and the independent auditor, oversee the performance of the Company’s internal accounting, auditing and financial reporting processes, including systems and controls.

(b) Review and discuss with management, the head of internal audit and the independent auditor the responsibilities, budget and staffing of the Company’s internal audit function and any significant internal audit findings (excluding any such internal audit activities and findings for which oversight responsibility has been delegated to another committee of the Board of Directors).

(c) Obtain periodic reports from the head of internal audit regarding internal audit activities and any significant internal audit findings (excluding any such internal audit activities and findings for which oversight responsibility has been delegated to another committee of the Board of Directors).

(d) Resolve any disagreements between management and the independent auditor regarding financial reporting.

(e) Review separately with the independent auditor any audit problems or difficulties the independent auditor encountered in the course of its audit work, including any restrictions on the scope of the independent auditor’s activities or on the independent auditor’s access to requested information, any significant disagreements with management, and management’s response.

(f) Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61—Communication with Audit Committees, as amended, relating to the conduct of the audit.

(g) Receive reports submitted to the Committee by the independent auditor pursuant to Section 10A(k) of the Securities Exchange Act of 1934 regarding: (i) critical accounting policies and practices to be used in the audit; (ii) alternative treatments of financial information; and (iii) material written communications between the independent auditor and management.

(h) Establish procedures for the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

(i) Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

(j) Review and discuss with the Chief Executive Officer and the Chief Financial Officer their respective conclusions set forth in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, regarding the effectiveness of the Company’s disclosure controls and procedures.

(k) Review and discuss with the Chief Executive Officer and the Chief Financial Officer any matters required to be disclosed by such officers pursuant to Rule 13a-14 of the Securities Exchange Act of 1934 regarding any significant deficiencies in the design or operation of the Company’s internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data.

(l) Review major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

(m) Review and discuss with the Chief Executive Officer and the Chief Financial Officer any matters required to be disclosed by such officers pursuant to Rule 13a-14 of the Securities Exchange Act of 1934 regarding any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

4.    Legal and Regulatory Compliance.

(a) Receive reports from the General Counsel regarding any legal matter from which there is a reasonable likelihood of a material significant impact on the Company’s financial statements.

(b) Receive reports from the General Counsel (and, if necessary, directly from the Company’s other attorneys, internal and external) regarding any material violation of law or any material breach of fiduciary duty by the Company or any agent of the Company.

(c) Receive reports from the independent auditor regarding illegal acts that have been detected by or have otherwise come to the attention of the independent auditor in the course of the audit.

(d) Oversee, in consultation with the Compliance Program Committee, the implementation and maintenance of the Business Conduct and Compliance Program.

(e) Obtain periodic reports form the Chief Compliance Officer regarding compliance with the Business Conduct and Compliance Program and regarding the Company’s compliance with applicable legal and regulatory requirements.

(f) Review and approve, in consultation with the Compliance Program Committee, any transactions between the Company and any of its executive officers, any of its directors, or any beneficial owner of more than ten percent (10%) of the outstanding shares of the Company’s common stock. For purposes of this Section V.4(f), “transaction” shall not include payment of compensation to, or participation in benefit plans by, directors or executive officers in such capacities or as employees of the Company.

(g) Obtain reports from and consult with the Compliance Program Committee regarding any transactions between the Company and other officers and employees, to the extent that such transactions are considered material to the Company by the General Counsel, Chief Financial Officer or Chief Compliance Officer.

5.    Other.

(a) Review and discuss with management at least annually the Company’s insurance programs.

(b) Discuss at least annually the Company’s risk assessment and risk management policies and the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

(c) Engage independent legal, accounting and other advisors as it determines necessary to carry out its duties and determine appropriate compensation for such advisors.

(d) Determine appropriate funding for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

(e) Report regularly to the Board of Directors regarding issues arising before, and actions taken by, the Committee.

(f) Conduct an annual performance evaluation of the Committee.

(g) Review and reassess the adequacy of this charter periodically as circumstances dictate, but no less frequently than annually, and recommend any proposed changes to the Board for approval.

(h) Perform any other activities consistent with this charter, the Company’s By-laws and governing law as the Committee or the Board deems necessary or appropriate.

SunGard® Data Systems Inc.

2004 ANNUAL MEETING OF STOCKHOLDERS

FRIDAY, MAY 14, 2004

9:00 A.M.

FOUR SEASONS HOTEL

ONE LOGAN SQUARE

PHILADELPHIA, PA 19103

SUNGARD® DATA SYSTEMS INC.

680 EAST SWEDESFORD ROAD, WAYNE, PA 19087	PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on Friday, May 14, 2004.

By signing this proxy or by voting by phone or Internet as instructed, you hereby appoint James L. Mann and Gregory S. Bentley, and each of them, as your attorneys and proxies, with full power of substitution, for and in your name, place and stead, to vote all shares of Common Stock of SunGard Data Systems Inc. (the “Company”) held by you as of March 15, 2004 on the matters shown on the reverse side at the Company’s 2004 Annual Meeting of Stockholders to be held on May 14, 2004 or at any postponement or adjournment of the meeting.

Both proxy agents present and acting in person or by their substitutes (or, if only one is present and acting, then that one) may exercise all of the powers conferred by this proxy. Discretionary authority is conferred by this proxy with respect to certain matters, as described in the Company’s proxy statement.

Please specify your choices by marking the appropriate boxes. If no choice is specified, the proxy will be voted “FOR” each proposal.

See reverse for voting instructions.

COMPANY #

CONTROL #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE—TOLL FREE—1-800-560-1965—QUICK—EASY—IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on May 13, 2004.
•	Please have your proxy card and the last 4 digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET—http://www.eproxy.com/sds/—QUICK—EASY—IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on May 13, 2004.
•	Please have your proxy card and the last 4 digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to SunGard Data Systems Inc., c/o Shareowner ServicesSM,P.O. Box 64873, St. Paul, MN 55164-0873.

By voting by phone or Internet, you acknowledge receipt of the Company’s 2003 Annual Report to Stockholders, Notice of the Company’s 2004 Annual Meeting of Stockholders and the Company’s Proxy Statement dated April 1, 2004.

If you vote by phone or Internet, please do not mail your Proxy Card

ÚPlease detach here Ú

The Board of Directors Recommends a Vote FOR Proposals 1 and 2.

1. Election of directors:	01 Gregory S. Bentley	05 Henry C. Duques	09 James L. Mann

	02 Michael C. Brooks	06 Albert A. Eisenstat	10 Malcolm I. Ruddock

	03 Cristóbal Conde	07 Bernard Goldstein

	04 Ramon de Oliveira	08 Janet Brutschea Haugen

	☐ Vote FOR all nominees (except as marked)		☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.    Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2004:     ☐ For     ☐ Against     ☐ Abstain

By signing this proxy, you hereby acknowledge receipt of the Company’s 2003 Annual Report to Stockholders, Notice of the Company’s 2004 Annual Meeting of Stockholders and the Company’s Proxy Statement dated April 1, 2004.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

SunGard® Data Systems Inc.

2004 ANNUAL MEETING OF STOCKHOLDERS

FRIDAY, MAY 14, 2004

9:00 A.M.

FOUR SEASONS HOTEL

ONE LOGAN SQUARE

PHILADELPHIA, PA 19103

SUNGARD® DATA SYSTEMS INC.

680 EAST SWEDESFORD ROAD, WAYNE, PA 19087	PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on Friday, May 14, 2004.

By signing this proxy or by voting by phone or Internet as instructed, you hereby appoint James L. Mann and Gregory S. Bentley, and each of them, as your attorneys and proxies, with full power of substitution, for and in your name, place and stead, to vote all shares of Common Stock of SunGard Data Systems Inc. (the “Company”) held by you as of March 15, 2004 on the matters shown on the reverse side at the Company’s 2004 Annual Meeting of Stockholders to be held on May 14, 2004 or at any postponement or adjournment of the meeting.

Both proxy agents present and acting in person or by their substitutes (or, if only one is present and acting, then that one) may exercise all of the powers conferred by this proxy. Discretionary authority is conferred by this proxy with respect to certain matters, as described in the Company’s proxy statement.

Please specify your choices by marking the appropriate boxes. If no choice is specified, the proxy will be voted “FOR” each proposal.

See reverse for voting instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to SunGard Data Systems Inc., c/o Shareowner ServicesSM,P.O. Box 64873, St. Paul, MN 55164-0873.

Ú Please detach here Ú

The Board of Directors Recommends a Vote FOR Proposals 1 and 2.

1. Election of directors:	01 Gregory S. Bentley	05 Henry C. Duques	09 James L. Mann
	02 Michael C. Brooks	06 Albert A. Eisenstat	10 Malcolm I. Ruddock
	03 Cristóbal Conde	07 Bernard Goldstein
	04 Ramon de Oliveira	08 Janet Brutschea Haugen

	☐ Vote FOR all nominees (except as marked)		☐ Vote WITHHELD from all nominees

Instructions: To withhold authority to vote for any indicated nominee, (write the number(s) of the nominee(s) in the box provided to the right.)

2.    Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2004:     ☐ For     ☐ Against     ☐ Abstain

By signing this proxy, you hereby acknowledge receipt of the Company’s 2003 Annual Report to Stockholders, Notice of the Company’s 2004 Annual Meeting of Stockholders and the Company’s Proxy Statement dated April 1, 2004.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.